Exhibit 21

Subsidiaries of
J.B. POINDEXTER & CO., INC.

All subsidiaries are owned 100%, either directly or indirectly, by J.B. Poindexter & Co., Inc.

(1)               EFP, LLC, a Delaware limited liability company, which also operates under the name Engineered Foam Plastics.

(2)               Lowy Group, Inc., a Delaware corporation.

(3)               MIC Group, LLC, a Delaware limited liability company. MIC Group, LLC. has the following subsidiaries:

(a)	SWK Holdings, Inc. a Texas corporation; and

(b)	Universal Brixius, LLC, a Delaware limited liability company.

(4)               Morgan Truck Body, LLC, a Delaware limited liability company, which also operates under the name Morgan Corporation;  in addition, Morgan Truck Body, LLC has the following subsidiaries:

(a)	Morgan Trailer Financial Corporation, a Nevada corporation; and

(b)	Morgan Trailer Financial Management, L.P., a Texas Limited partnership.

(5)               Truck Accessories Group, LLC., a Delaware limited liability company, f/k/a Leer, Inc., f/k/a Leer Holdings Inc., which also operates under the following names:

(a)	TAG;	(i)	Leer Retail;

(b)	20th Century Fiberglass;	(j)	Leer Southeast;

(c)	Century Fiberglass;	(k)	Leer Specialty Products;

(d)	Century;	(l)	Leer Truck Accessory Centers;

(e)	Leer;	(m)	Leer West;

(f)	Leer Corporate;	(n)	Mid West Truck Accessories; and

(g)	Leer East;	(o)	Pace Edwards; and

(h)	Leer Midwest;

in addition, Raider Industries, Inc., a Saskatchewan, Canada corporation, is a subsidiary of Truck Accessories Group, LLC and operates under the following names:

(p)	Lo Rider;

(q)	Raider; and

(r)	Raider U.S.

in addition, Commercial Babcock Inc., an Ontario, Canada corporation, is a subsidiary of Raider Industries, Inc., and operates as a division of Morgan Truck Body, LLC

(6)               Morgan Olson LLC, f/k/a MS Truck Body Corp., a Delaware limited liability company.

(7)               Federal Coach LLC, a Delaware limited liability company.

(8)               Eagle Specialty Vehicles, LLC., an Ohio limited liability company.

(9)               State Wide Aluminum, Inc., an Indiana corporation.

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